Exhibit 99.1

HubSpot Reports Q1 2019 Results

CAMBRIDGE, MA (May 7, 2019) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for first quarter ended March 31, 2019.

Financial Highlights:

Revenue

●	Total revenue was $151.8 million, up 33% compared to Q1’18.

●	Subscription revenue was $144.2 million, up 33% compared to Q1’18.

●	Professional services and other revenue was $7.6 million, up 27% compared to Q1’18.

Operating Income (Loss)

●	GAAP operating margin was (6.0%), compared to (9.9%) in Q1’18.
●	Non-GAAP operating margin was 8.6%, an improvement of approximately 3.7 percentage points from 4.9% in Q1’18.
●	GAAP operating loss was ($9.0) million, compared to ($11.3) million in Q1’18.
●	Non-GAAP operating income was $13.0 million, compared to $5.6 million in Q1’18.

Net Income (Loss)

●	GAAP net loss was ($11.1) million, or ($0.27) per basic and diluted share, compared to ($15.4) million, or ($0.41) per basic and diluted share in Q1’18.
●	Non-GAAP net income was $16.2 million, or $0.40 per basic and $0.36 per diluted share, compared to $6.4 million, or $0.17 per basic and $0.15 per diluted share in Q1’18.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 40.6 million, compared to 37.8 million basic and diluted shares in Q1’18.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 40.6 million and 45.5 million respectively, compared to 37.8 million and 41.0 million, respectively in Q1’18.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $983.7 million as of March 31, 2019.
●	During the first quarter, the company generated $30.6 million of free cash flow compared to $17.9 million during Q1’18.

Additional Recent Business Highlights

●	Grew total customers to 60,814 at March 31, 2019 up 35% from March 31, 2018.
●	Total average subscription revenue per customer was $9,811 during the first quarter of 2019 down 2% compared to Q1’18.

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“We’re off to a strong start to 2019,” said Brian Halligan, co-founder and CEO. “Our suite product play is paying dividends as our customers are investing in HubSpot as their full marketing, sales and service front office; and our flywheel play is reducing friction so it’s easier than ever for customers to try, buy and get up and running with HubSpot.”

Business Outlook

Based on information available as of May 7, 2019, HubSpot is issuing guidance for the second quarter of 2019 and full year 2019 as indicated below.

Second Quarter 2019:

●	Total revenue is expected to be in the range of $156.5 million to $157.5 million.
●	Non-GAAP operating income is expected to be in the range of $9.2 million to $10.2 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.24 to $0.26. This assumes approximately 47.6 million weighted average diluted shares outstanding.

Full Year 2019:

●	Total revenue is expected to be in the range of $655.5 million to $658.5 million.
●	Non-GAAP operating income is expected to in be in the range of $50.0 million to $52.0 million.
●	Non-GAAP net income per common share is expected to be in the range of $1.26 to $1.30. This assumes approximately 47.5 million weighted average diluted shares outstanding.

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Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Tuesday, May 7, 2019 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 8374447. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 8374447.An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading growth platform. Over 60,500 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2019; and statements regarding our positioning for future growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate

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companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 12, 2019 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$285,126	$111,489
Short-term investments	683,994	480,761
Accounts receivable	69,249	77,100
Deferred commission expense	26,370	23,664
Restricted cash	5,569	5,175
Prepaid expenses and other current assets	13,143	14,229

Total current assets	1,083,451	712,418
Long-term investments	14,548	11,450
Property and equipment, net	54,995	52,468
Capitalized software development costs, net	13,365	12,746
Right-of-use assets	159,096	—
Deferred commission expense, net of current portion	18,535	18,114
Other assets	7,066	6,888
Intangible assets, net	4,119	4,919
Goodwill	14,950	14,950

Total assets	$1,370,125	$833,953

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,859	$7,810
Accrued compensation costs	21,360	23,589
Accrued expenses and other current liabilities	25,284	22,305
Lease liabilities	15,928	—
Deferred revenue	191,193	183,305

Total current liabilities	268,624	237,009
Lease liabilities, net of current portion	171,200	—
Deferred rent, net of current portion	—	26,445
Deferred revenue, net of current portion	2,263	2,179
Other long-term liabilities	4,993	4,897
Convertible senior notes	324,042	318,782

Total liabilities	771,122	589,312

Stockholders’ equity:
Common stock	43	40
Additional paid-in capital	955,045	589,708
Accumulated other comprehensive loss	(601)	(723)
Accumulated deficit	(355,484)	(344,384)

Total stockholders’ equity	599,003	244,641

Total liabilities and stockholders’ equity	$1,370,125	$833,953

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Revenues:
Subscription	$144,226	$108,602
Professional services and other	7,572	5,954

Total revenue	151,798	114,556

Cost of revenues:
Subscription	21,301	15,235
Professional services and other	8,277	7,142

Total cost of revenues	29,578	22,377

Gross profit	122,220	92,179

Operating expenses:
Research and development	35,177	26,352
Sales and marketing	74,905	59,910
General and administrative	21,174	17,241

Total operating expenses	131,256	103,503

Loss from operations	(9,036)	(11,324)

Other expense:
Interest income	4,174	1,824
Interest expense	(5,513)	(5,174)
Other expense	(12)	(283)

Total other expense	(1,351)	(3,633)

Loss before income tax expense	(10,387)	(14,957)
Income tax expense	(713)	(491)

Net loss	$(11,100)	$(15,448)

Net loss per share, basic and diluted	$(0.27)	$(0.41)
Weighted average common shares used in computing basic and diluted net loss per share:	40,568	37,832

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2019	2018
Operating Activities:
Net loss	$(11,100)	$(15,448)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	6,973	5,110
Stock-based compensation	21,205	16,046
Benefit for deferred income taxes	(28)	—
Amortization of debt discount and issuance costs	5,260	4,908
Accretion of bond discount	(2,751)	(1,164)
Noncash lease expense	—	794
Unrealized currency translation	(281)	36
Changes in assets and liabilities
Accounts receivable	7,758	6,863
Prepaid expenses and other assets	886	1,880
Deferred commission expense	(3,334)	(5,068)
Right-of-use assets	5,505	—
Accounts payable	4,911	166
Accrued expenses and other current liabilities	(2,071)	1,674
Lease liabilities	(4,110)	—
Deferred rent	—	(48)
Deferred revenue	8,893	10,973

Net cash and cash equivalents provided by operating activities	37,716	26,722

Investing Activities:
Purchases of investments	(386,501)	(210,886)
Maturities of investments	183,460	256,250
Purchases of property and equipment	(4,265)	(6,239)
Capitalization of software development costs	(2,821)	(2,616)
Purchases of strategic investments	—	(250)

Net cash and cash equivalents (used in) provided by investing activities	(210,127)	36,259

Financing Activities:
Proceeds from common stock offering, net of offering costs paid of $256	342,739	—
Employee taxes paid related to the net share settlement of stock-based awards	(1,084)	(2,344)
Proceeds related to the issuance of common stock under stock plans	5,690	6,113
Repayments of capital lease obligations	(118)	(212)

Net cash and cash equivalents provided by financing activities	347,227	3,557

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(784)	677

Net increase in cash, cash equivalents and restricted cash	174,032	67,215
Cash, cash equivalents and restricted cash, beginning of period	117,114	92,784

Cash, cash equivalents and restricted cash, end of period	$291,146	$159,999

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended March 31,
	2019	2018
GAAP operating loss	$(9,036)	$(11,324)
Stock-based compensation	21,205	16,046
Amortization of acquired intangible assets	800	50
Acquisition related expenses	32	802

Non-GAAP operating income	$13,001	$5,574

GAAP operating margin	(6.0%)	(9.9%)
Non-GAAP operating margin	8.6%	4.9%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(11,100)	$(15,448)
Stock-based compensation	21,205	16,046
Amortization of acquired intangibles assets	800	50
Acquisition related expenses	32	802
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,260	4,908
Income tax effects of non-GAAP items	—	—

Non-GAAP net income	$16,197	$6,358

Non-GAAP net income per share:
Basic	$0.40	$0.17
Diluted	$0.36	$0.15
Shares used in non-GAAP per share calculations
Basic	40,568	37,832
Diluted	45,540	41,048

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$21,301	$8,277	$35,177	$74,905	$21,174	$15,235	$7,142	$26,352	$59,910	$17,241
Stock -based compensation	(614)	(1,019)	(7,091)	(7,804)	(4,677)	(277)	(690)	(4,764)	(6,492)	(3,823)
Amortization of acquired intangible assets	(800)	—	—	—	—	(50)	—	—	—	—
Acquisition related expenses	—	—	(32)	—	—	—	—	(802)	—	—

Non-GAAP expense	$19,887	$7,258	$28,054	$67,101	$16,497	$14,908	$6,452	$20,786	$53,418	$13,418

GAAP expense as a percentage of revenue	14.0%	5.5%	23.2%	49.3%	13.9%	13.3%	6.2%	23.0%	52.3%	15.1%
Non-GAAP expense as a percentage of revenue	13.1%	4.8%	18.5%	44.2%	10.9%	13.0%	5.6%	18.1%	46.6%	11.7%

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Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended March 31,
	2019	2018
GAAP subscription margin	$122,925	$93,367
Stock -based compensation	614	277
Amortization of acquired intangible assets	800	50

Non-GAAP subscription margin	$124,339	$93,694

GAAP subscription margin percentage	85.2%	86.0%
Non-GAAP subscription margin percentage	86.2%	86.3%

Reconciliation of free cash flow
(in thousands)
	Three Months Ended March 31,
	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$37,716	$26,722
Purchases of property and equipment	(4,265)	(6,239)
Capitalization of software development costs	(2,821)	(2,616)

Free cash flow	$30,630	$17,867

Reconciliation of forecasted non-GAAP operating income
(in thousands)
	Three Months Ended June 30, 2019	Year Ended December 31, 2019
GAAP operating income range	($20,730)-($19,730)	($58,730)-($56,730)
Stock-based compensation	29,100	105,500
Amortization of acquired intangible assets	800	3,100
Acquisition related expenses	30	130

Non-GAAP operating income range	$9,200 -$10,200	$50,000-$52,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)
	Three Months Ended June 30, 2019	Year Ended December 31, 2019
GAAP net loss range	($24,130)-($23,130)	($70,830)-($68,830)
Stock-based compensation	29,100	105,500
Amortization of acquired intangible assets	800	3,100
Acquisition related expenses	30	130
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,400	21,800
Income tax effects of non-GAAP items	—	—

Non-GAAP net income range	$11,200-$12,200	$59,700-$61,700

GAAP net income per basic and diluted share	($0.57)-($0.55)	($1.68)-($1.64)
Non-GAAP net income per diluted share	$0.24-$0.26	$1.26-$1.30

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	42,162	42,070

Weighted average common shares used in computing non-GAAP diluted net loss per share:	47,558	47,500

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HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-

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based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.	The effects of income taxes on non-GAAP items for current and historical periods is zero due to our history of non-GAAP losses and a full valuation allowance on our U.S. deferred tax assets.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

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Media Contact:

Ellie Flanagan

eflanagan@hubspot.com

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